United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 14, 2007

Prospect Medical Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-32203	33-0564370
(Commission File Number)	(IRS Employer Identification No.)

400 Corporate Pointe, Suite 525
Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 338-8677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Prospect Medical Holdings, Inc. has accepted the resignation of one of its named executive officers, R. Stewart Kahn, from all of the positions he has held with the company and its subsidiaries and affiliated physician organizations effective July 25, 2007. Mr. Kahn has served as Executive Vice President and Secretary of the company and has served in various positions with each of our management subsidiaries and affiliated physician organizations.

Mr. Kahn has had responsibility for mergers and acquisitions and some day-to-day business operations of the company and its management subsidiaries. Those responsibilities will be assumed by Michael Terner, our Vice President of HMO Contracting and Health Plan Relations, pending a review of management needs going forward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT MEDICAL HOLDINGS, INC.

	By:	/s/ Mike Heather
Mike Heather, Chief Financial Officer

Dated: July 19, 2007